UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

87-0504461
(I.R.S. Employer Identification Number)

3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106 / Telephone: (801) 486-5555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David N. Pierce, Chief Executive Officer
FX Energy, Inc.
3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106
Telephone: (801) 486-5555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James R. Kruse
Kevin C. Timken
Kruse Landa Maycock & Ricks, LLC
136 East South Temple Street, Twenty-First Floor, Salt Lake City, Utah 84111
Telephone: (801) 531-7090

From time to time after the effectiveness of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common stock, $0.001 par value	(2)	--	(2)	(2)
Preferred stock, $0.001 par value	(2)	--	(2)	(2)
Warrants	(2)	--	(2)	(2)
Senior Debt Securities	(2)	--	(2)	(2)
Subordinated Debt Securities	(2)	--	(2)	(2)
Total	$20,615,788(3)	--	$20,615,788(3)	$2,396(3)
(1)
This registration statement covers an indeterminate principal amount or number of shares of common stock and preferred stock, senior and subordinated debt securities, and number of warrants of the registrant with an aggregate initial offering price not to exceed $200,000,000. The securities registered hereunder are to be issued from time to time and at prices to be determined. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered hereunder also include: (i) an indeterminate number of shares of common stock or preferred stock, number of warrants, and principal amount of senior and subordinated debt securities as may, from time to time, be issued upon conversion or exchange of any preferred stock, warrants, or senior or subordinated debt securities registered hereunder, for which no separate consideration will be payable; and (ii) securities that may be purchased by underwriters to cover over-allotments, if any.

(2)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended.
(3)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to the notes for the calculation of this registration fee of Form S-3 and Rule 415(a)(6), the filing fee respecting the $179,384,712 in unsold securities included in the $200,000,000 in securities registered on Form S-3, SEC file no. 333-182288, was previously paid, so the $179,384,712 in the unsold securities has been deducted from the amount registered in this registration statement for the purposes of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE U.S. SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following documents are included as exhibits to this Registration Statement, pursuant to Item 601 of Regulation S-K:

Exhibit Number*	Title of Document	Location

Item 1.	Underwriting Agreement
1.01	Form of Underwriting Agreement
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Item 4.	Instruments Defining the Rights of Holders, Including Indentures
4.01	Specimen common stock certificate	Incorporated by reference from the annual report on Form 10-K for the period ended December 31, 2006, filed March 13, 2007.

4.07	Form of Indenture for Senior Debt Securities	Incorporated by reference from the registration statement on Form S-3 filed July 30, 2015.

4.08	Form of Indenture for Subordinated Debt Securities	Incorporated by reference from the registration statement on Form S-3 filed July 30, 2015.

4.09	Form of Supplemental Indenture or other instrument establishing the issuance of one or more series of debt securities (including form of debt security)
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

4.10	Form of Certificate of Designation of one or more series of Preferred Stock
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

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Exhibit Number*	Title of Document	Location

4.11	Form of Warrant
To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

Item 5.	Opinion re: Legality
5.01	Opinion of Kruse Landa Maycock & Ricks, LLC	This filing.

Item 12.	Statements re: Computation of Ratios
12.01	Computation of ratio of earnings to fixed charges	Incorporated by reference from the registration statement on Form S-3 filed July 30, 2015.

Item 23.	Consents of Experts and Counsel
23.01	Consent of Grant Thornton LLP, independent registered public accounting firm	Incorporated by reference from the registration statement on Form S-3 filed July 30, 2015.

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	Incorporated by reference from the registration statement on Form S-3 filed July 30, 2015.

23.03	Consent of RPS Energy Limited, Petroleum Engineers	Incorporated by reference from the registration statement on Form S-3 filed July 30, 2015.

23.04	Consent of Hohn Engineering, PLLC, Petroleum Engineer	Incorporated by reference from the registration statement on Form S-3 filed July 30, 2015.

23.05	Consent of Kruse Landa Maycock & Ricks, LLC (contained in opinion filed as Exhibit 5.01)	Included at Exhibit 5.01.

Item 24.	Power of Attorney
24.01	Power of Attorney	Incorporated by reference from the registration statement on Form S-3 filed July 30, 2015.

Item 25.	Statement of Eligibility of Trustee
25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
____________________

*
The number preceding the decimal indicates the applicable SEC reference number in Item 601, and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Salt Lake City, state of Utah, on August 4, 2015.

FX ENERGY, INC.

Date: August 4, 2015	By:	/s/ David N. Pierce
David N. Pierce
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David N. Pierce
David N. Pierce	Chief Executive Officer and Director	August 4, 2015

/s/ Clay Newton
Clay Newton	Principal Financial and Accounting Officer	August 4, 2015

*
Dennis B. Goldstein	Director	August 4, 2015

*
Arnold S. Grundvig Jr.	Director	August 4, 2015

*
Jerzy B. Maciolek	Director	August 4, 2015

*
H. Allen Turner	Director	August 4, 2015

/s/ David N. Pierce
* Signed by David N. Pierce, attorney-in-fact

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